EXHIBIT 11.



                     BANK PLUS CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
              (Dollars in thousands, except per common share data)

                                                                         YEAR ENDED DECEMBER 31,
                                                                -------------------------------------------
                                                                    1999           1998           1997
                                                                -------------  -------------  -------------
  (Loss) earnings available for common stockholders............ $    (24,890)  $    (56,328)  $     12,653
                                                                =============  =============  =============
  Weighted average of common shares outstanding:
      Basic....................................................   19,460,941     19,395,337     18,794,887
      Effect of dilutive securities-- stock options............           --             --        348,152
      Effect of dilutive securities-- deferred stock awards....           --             --            194
                                                                -------------  -------------  -------------

      Diluted..................................................   19,460,941     19,395,337     19,143,233
                                                                =============  =============  =============

  (Loss) earnings per share:
      Basic.................................................... $      (1.28)  $      (2.90)  $       0.67
      Effect of dilutive securities-- stock options............           --             --          (0.01)
      Effect of dilutive securities-- deferred stock awards....           --             --             --
                                                                -------------  -------------  -------------

      Diluted.................................................. $      (1.28)  $      (2.90)  $       0.66
                                                                =============  =============  =============